                                Exhibit # 10.06a

                           Acquisition Agreement - GST

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (the "Agreement"), dated April 28, 1999, is between GST UNIVERSAL Inc., a Delaware corporation ("Seller"), and COMPETITIVE
COMMUNICATIONS, INC., a California corporation ("Purchaser").

        On the terms and subject to the conditions of this Agreement, Seller intends to sell and Purchaser intends to purchase all the assets of Seller which are part of the private telephone systems listed on Schedule 4.7 (individually a
"System" and collectively the "Systems") that are subject to the Lease and
Access Agreements, as defined below, and other assets as specified in this
Agreement. The assets of each System include one or more agreements, and any amendments and modifications thereto, pursuant to which Seller has received from the owner of the real property related to the System the right to own, install and operate a private telephone system on the real property (each a "Telephone
Lease and Access Agreements").

        The parties agree as follows:

1. TRANSFER OF ASSETS.

        1.1 Sale of Assets. On the terms and subject to the
            conditions of this Agreement, Seller will sell Seller's
            right, title and interest in and to the "Assets", as defined below, to Purchaser. All Assets sold under this Agreement
            will be free and clear of all liens, claims and encumbrances except as otherwise provided in this Agreement.

        1.2 Description of Assets. The "Assets" are the assets
            of Seller which comprise the Systems, comprised of the
            Telephone Lease and Access Agreements, existing as of the
            date this Agreement or acquired by Seller prior to Closing in the ordinary course of business. Specifically, the Assets consist of (1) the assets of Seller used to operate the
            Systems including its telephone switching and voice mail
            equipment, all cable (including without limitation aerial
            cable and underground cable, conduit, and all spare parts
            and other items used in the maintenance, repair and testing of the Systems); (2) Seller's right, title and interest in and to the Telephone Lease and Access Agreements listed on
            Schedule 4.7; (3) business records pertaining to the
            subscribers of each Systems ("Customers"); and (4) all
            leases, easements and licenses to use real property and
            leases of personal property disclosed on Schedule 1.2. The
            Assets excludes all other items, including without
            limitation, any goodwill, intellectual property or software.

        1.3 Assignment and Assumption. Seller will assign to
            Purchaser and Purchaser will assume (1) each of the
            Telephone Lease and Access Agreements listed on Schedule
            4.7, and (2) liability for personal property taxes as
            apportioned pursuant to Section 3.5. Purchaser's assumption of all obligations and liabilities described in this Section
            1.3 will accrue following Closing (but not before). Except as expressly provided in this Section 1.3, Purchaser assumes no liabilities or debts of Seller of any nature whatsoever.

2. PURCHASE PRICE.

        2.1 Purchase Price. The purchase price ("Purchase
            Price") for the Assets is $450.00 per Active Customer, which is defined as any Customer which receives a bill from GST as of the date of execution of this Agreement. An Active
            Customer shall not include a Customer billing at less than
            $14.35 per month. The current number of Active Customers is
            461. A Promissory Note in the amount of $207,450.00.
            Attached hereto as Exhibit 2.1. shall be delivered to GST
            upon execution of this Agreement, and shall be in the name of Purchaser and GST Universal, Inc. (or other GST
            subsidiary as specified by GST). The terms of the Promissory
            Note shall include: (a) 10% percent interest per annum
            commencing at Closing, (b) interest accrued and payable
            monthly over a period of sixty months, (c) the first
            interest payment shall be payable in accordance with the
            Promissory Note, (d) principal shall be paid at the end of the sixty month period.

3. CLOSING.

        3.1 Closing. The closing of the transactions templated
            by this Agreement (the "Closing") will take place at 10:00
            a.m., local time on (I) April 28, 1999, or (ii) such earlier date as Seller and Purchaser mutually agree in writing (the
            "Closing Date"). The closing will take place at the offices of seller or at such other places as mutually agreed by the parties of this Agreement.

        3.2 Deliveries by Seller. At Closing Seller will
            execute (if applicable) and deliver (a) a Bill of Sale in
            the form attached hereto as EXHIBIT 3.2 (a); (b) Telephone
            Lease and Access Agreements as attached on EXHIBIT 3.2 (b);
            (c) releases of financing curements and other recorded
            encumbrances terminating all liens and encumbrances against, and security interest in, any of the Assets; (d) a
            certificate signed by Seller, certifying that the closing
            conditions to be satisfied by Seller have been met as of
            Closing; and (e) such other documents and instruments as
            Purchaser may reasonably require to effectuate or evidence the transfer of the Assets.

        3.4 Possession. Purchaser will take possession of the
            Assets as of the Closing Date.

        3.5 Personal Property Taxes. All personal property
            taxes attributable to any of the Assets will be apportioned as of Closing.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as of the date of this
   Agreement and as of the Closing Date, represents and warrants to Purchaser as follows.

        4.1 Organization. Good Standing Power. Etc. Seller is a
            corporation duly organized, validly existing and in good
            standing under the laws of the state of Delaware. Seller has all requisite corporate power and authority to execute,
            deliver and perform this Agreement. Seller has all requisite corporate power and authority to consummate the transactions contemplated by this agreement.

        4.2 Authorizations and Enforceability. This Agreement
            has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, fully enforceable in accordance with its terms.

        4.3 Restrictions: Burdensome Agreements. Seller is not
            a party to any contract commitment or agreement, and neither
            Seller now the Assets are subject to or bound or affected by any charter, bylaw, partnership agreement or other corporate or partnership restriction, or any other order, judgement, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would prevent
            Seller from entering into this Agreement or from
            consummating the transactions contemplated by this
            Agreement.

        4.4 Contents and Approvals. As of Closing Seller will
            have obtained all consents or approvals of and waivers or
            revisions by and will have delivered all notices to any
            third party that are necessary in connection with the
            execution and delivery by Seller of this Agreement and
            consummation of the transactions contemplated by this
            Agreement.

        4.5 Title to Property.

                (a) Tangible Personal Property. Seller owns or has
                    licenses or other rights adequate to use all property
                    necessary for the operation of its business and the Assets.

                (b) Title. Seller has good and marketable title to the
                    Asset. Any Asset which requires the consent of a third party for assignment to Purchaser is described as such on SCHEDULE
                    4.5. Every other Asset is fully assignable to Purchaser
                    without the consent of any other.

        4.6 Condition of Assets. The Assets were acquired and
            have been maintained in the ordinary course of its business:
            have been property maintained in accordance with industry
            standards and are in good working condition.

        4.7 Telephone Lease and Access Agreements. Stated on
            SCHEDULE 4.7 is a complete and accurate list of all of the
            Telephone Lease and Access Agreements presently owned by
            Seller which constitute part of the Assets. A complete copy of each such Telephone Lease and Access Agreement (including amendments thereto) has been provided to Purchaser. Each of the Telephone Lease and Access Agreements is valid and
            binding is in full force and effect. Neither Seller nor any owner of a property served by a Telephone Lease and Access
            Agreement ( a "Property Owner") is in default under any
            Telephone and Access Agreement.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser as of the date of this Agreement and as of the Closing Date, represents and warrants to
   Seller as follows

        5.1 Organization. Good Standing Power. Etc. Purchaser
            is a corporation duly organized, validly existing and in
            good standing under the laws of the state of California.
            Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement. Purchaser has all requisite corporate power and authority to consummate
            the transactions contemplated by this Agreement.

        5.2 Authorizations and Enforceability. This Agreement
            has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding
            obligation of Purchaser, fully enforceable in accordance
            with its terms.

        5.3 Restrictions: Burdensome Agreements. Purchaser is
            not a party to any contract commitment or agreement, and is not subject to our bound or affected by any charter, bylaw, or other corporate, or any other order, judgement, decree, law, statute, ordinance, rule, regulation or other
            restriction of any kind or character which would prevent
            Purchaser from entering into this Agreement or from
            consummating the transactions contemplated by this
            Agreement.

        5.4 Effect of Agreement, Consents, Etc. Purchaser has
            obtained any and all consents or approvals of filings or
            registrations with or notices to any third party or public body or authority that may be necessary in connection with the execution and delivery by Purchaser of this Agreement
            and the consummation of the transactions contemplated by
            this Agreement.

6. COVENANTS OF THE PARTIES.

        6.1 Operation of Business. During the period from the
            date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, Seller covenants to
            Purchaser that it will operate its business with respect to the Assets in the usual, regular and ordinary manner; and, to the extent consistent with such operation use its
            reasonable best efforts to preserve its present business
            relationships including those with the Customers and the
            Property Owners. Seller will not enter into any transaction or take any action which would result in any of the
            representations and warranties of Seller contained in this
            Agreement not being true and correct at and as of (I) the
            time immediately after such action or transaction was
            undertaken or entered into with the same force and effects as though made on such date, and (ii) the Closing Date, with the same force and effect as though made on such a date.

        6.2 Consents. Seller will give all notices, and use its
            commercially reasonable best efforts to obtain all consents necessary under all Telephone Lease and Access Agreements
            and other material contracts and leases to assign such
            telephone Lease and Access Agreements, material contracts
            and leases to Purchaser.

        6.3 Access to Properties and Records; Confidentiality.

                (a) During the period from the date of this Agreement
                    to the earlier of the Closing Date or the termination Of
                    this Agreement, Seller will permit Purchaser reasonable
                    access to its Assets, and will disclose and make available to Purchaser all books, papers and records relating to the
                    Assets. Seller will not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of Seller or would contravene any law, rule, regulation, order, judgment,
                    decree or binding agreement entered into prior to the date hereof. The parties will make appropriate substitute
                    disclosure arrangements under circumstances in which the
                    restrictions of the preceding sentence apply.
                    Notwithstanding the foregoing. Seller agrees to provide
                    Purchaser with reasonable access to reasonably requested
                    information regarding the Assets in Seller's files, for
                    three months following the Closing Date, to assist Purchaser in the transition of the Assets to Purchaser.

                (b) All information Furnished by Seller to Purchaser
                    with respect to any Asset pursuant to, or in the negotiation in connection with, this Agreement will be treated as the
                    sole property of Seller until Closing and, if Closing does not occur, Purchaser and its agents and advisers will return to Seller all documents or other materials containing ,
                    reflecting or referring to such information, will keep
                    confidential all such information and will not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential will continue indefinitely.

        6.4 Confidentiality of Terms of Agreement. After the
            execution of this Agreement, Purchaser and Seller will
            maintain the confidentiality of the terms of this Agreement.
            No such party will, except on a need-to-know basis, disclose the terms of the transactions contemplated by this Agreement to any person or entity. The foregoing does not preclude
            such parties from informing any other person or entity of
            the fact that the Systems, the Telephone Lease and Access
            Agreements and other Assets relating to the Systems will be or have been transferred to Purchaser, so long as such
            communication does not disclose any further details
            regarding the transaction. Any press release to be disclosed to the public regarding the terms of this Agreement or which otherwise includes the other party's name, shall be reviewed by and agreed upon by both parties in writing prior to
            release.

        6.5 Accounts Receivable Matters. Seller will retain all
            accounts receivable for services provided by Seller through the date of Closing. Seller will render final customer
            bills, with charges for services provided by Seller through the date of Closing, no later than thirty (30) days
            following the date of Closing. Purchaser will commence
            billing for services to be provided by the Purchaser after
            Closing. Following Closing, Purchaser agrees to return any marketing materials to Seller which specify "GST" or any
            other service marks or trademarks of Seller.

7. CLOSING CONDITIONS

        7.1 Conditions to the Obligations of Purchaser Under
            this Agreement. The obligations of Purchaser under this
            Agreement with respect to the Assets are further subject to the satisfaction, at or prior to the Closing Date, of the
            following conditions, any one or more of which may be waived by Purchaser.

                (a) Each of the obligations and covenants of Seller
                    required to be performed or complied under or prior to the
                    Closing Date pursuant to the terms of this Agreement are
                    duly performed and compiled with in all material respects.

                (b) The representations and warranties of Seller
                    contained in this Agreement are true and correct in all
                    material respects as of the date of this Agreement and will be true and correct in all material respect as of the
                    Closing Date as though made at end as of the Closing Date, except as to any representation or warranty that
                    specifically relates to an earlier date.

                (c) Seller will have given all notices obtained all
                    consents and taken all other action necessary under all
                    Telephone Lease and Access Agreements and other material
                    contacts and leases to assign such Telephone Lease and
                    Access Agreements material, material contracts and lease to
                    Purchaser. Without limiting the foregoing, Seller will have obtained an executed consent in

                    the form of Exhibit 7.1(C) with respect to the
                    Telephone Lease and Access agreements for the Promontory
                    Point and Promontory View apartment complexes.

        7.1 Conditions to the Obligations of Seller Under This
            Agreement. The obligations of Seller under this Agreement
            with respect to the Assets are further subject to the
            satisfaction, at or prior to the Closing Date, of the
            following conditions, any one or more of which may be
            wavered by Seller:

                (a) Each of the obligations and covenants of Purchaser
                    required to be performed or complied with at or prior to the
                    Closing Date pursuant to the terms of this Agreement will
                    have been duly performed and complied with in all material respects.

                (b) The representatives and warranties of Purchaser
                    contained in this Agreement are true and correct in all
                    material respects as of the date of this Agreement, and will be true and correct in all material respects as if the
                    Closing Date's though made at and as of the Closing Date,
                    except as to any representation or warranty which
                    specifically relates to an earlier date.

8. INDEMNIFICATION.

        Each party hereto will defend indemnify and hold harmless the other party and any person claiming by or through them or any of their successors and assigns (each an "Indemnitee") from, against and in respects of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses
(including, without limitation, court costs, reasonable fees and disbursements of counsel with or without suit and on appeal) incurred by the Indemnitee in connection with:

                (a) any breach of (1) any of the representations and
                    warranties of the indemnifying party or (2) any covenant or agreement made by the indemnifying party in this Agreement;

                (b) with respect to a Seller Indemnitee, obligations
                    specifically incurred by Purchaser with respect to any Asset and which arise after the Closing Date, and (2) with respect to a Purchaser Indemnitee, any alleged or asserted debt,
                    obligation, liability or commitment of Seller not expressly assumed by Purchaser hereunder: and

                (c) any action , suit, proceeding, compromise,
                    settlement, assessment or judgment arising out of or
                    incident to any of the matters indemnified against in this
                    Section 8.

9. GENERAL.

        9.1 Survival of Representations and Warranties. The
            representations, warranties, covenants (as specified in this
            Agreement), indemnities and agreements stated in this
            Agreement, the Disclosure Schedules, any other written
            representation and in any ancillary document with respect to any Asset will survive Closing for a period of one year
            following the Closing Date.

        9.2 Severability. Any provisions of this Agreement
            which are invalid or unenforceable will be ineffective to
            the extent of such invalidity or unenforceability without
            invalidating or rendering unenforceable theremaining
            provision hereof.

        9.3 Further Assurances. Each party to this Agreement
            will take all actions, subject to the terms and conditions of this Agreement, that are necessary or desirable to carry out the purposes of this Agreement, including actions after
            Closing.

        9.4 Notices. All notices, requests, claims, demands or
            other communications hereunder must be in writing and must be given by delivery in person, by registered or certified mail (postage prepaid and return receipt requested) to the respective parties as follows:

                (a) If to Seller, to:

                    GST Universal, Inc.
                    Attn: Contracts Manager
                    4001 Main Street
                    Vancouver, WA 98663

                (b)If to Purchaser, to:

                   Competitive Communications, Inc.
                   Attn: David Kline, CEO
                   11731 Sterling Avenue, Suite F
                   Riverside, California 92503

Or such other address as is furnished in writing by any party to the other party in accordance herewith, except that notices of change of address is only effective upon receipt.

        9.5 Parties in Interest; Assignment. This Agreement
            will be binding upon and will inure to the benefit of the
            parities hereto and their respective successors and assigns.
            Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party
            without the prior written consent of the other, which shall not be unreasonably withheld. Nothing in this Agreement is intended to confer, expressly or by implication, upon any
            other person any rights or remedies under or by reason of
            this Agreement

        9.6 Entire Agreement; Amendment. This Agreement
            (including the Exhibit and Disclosure Schedules hereto)
            constitutes the entire agreement and supersedes all prior
            agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a
            written instrument executed by the party or parties sought to be bound.

        9.7 Venue. Any dispute arising from this Agreement
            shall be brought solely within the courts of Clark County, state of Washington, unless the federal jurisdiction
            applies, in which such dispute shall be brought within the federal courts of Washington, Western District.

        9.8 Attorney's Fees. If any legal action or other proceeding is brought to enforce the terms of this Agreement (whether or not suit is brought and including any appeal) the prevailing party or parties will be entitled to reasonable attorney's fees and other costs and expenses incurred in that action or proceeding.

        9.9 Governing Law. This Agreement, in all respects,
            including all matters of construction, validly and
            performance, is governed by the laws of the state of
            Washington.

        9.10 Counterparts. This Agreement may be executed in
             one or more counterparts, all of which will be considered
             one and the same agreement, and each of which will be deemed an original

SELLER:                          GST UNIVERSAL, INC

                                 BY:________________________________________
                                     Joseph A. Basile, Jr., President and CEO

                                 BY:________________________________________
                                     Daniel Trampush, Chief Financial Officer

PURCHASER:                       COMPETITIVE COMMUNICATION, INC.

                                 BY:/s/David Kline
                                     David Kline, CEO

         EXHIBITS:                                             SCHEDULES:

Exhibit 2.1       Promissory Note                    Schedule 1.2      Lease, Easements and Licenses
                                                     Schedule 4.5      Third Party Consents
Exhibit 3.2(a)    Bill of Sale                       Schedule 4.7      Telephone Lease and Access Agreements
Exhibit 3.2(b)    Assignment and Assumption
                   Telephone Lease and Access Agreements
Exhibit 7.1(c)    FORM OF CONSENT

Exhibit 2.1
                                 PROMISSORY NOTE

$207,450.00                                               Date: April 28, 1999

For value received, the undersigned COMPETITIVE COMMUNICATIONS, INC. ("the
Promisor") promises to pay to the order of GST UNIVERSAL, INC. (the "Payee"), at
4001 Main Street, Vancouver, WA 98663 (or at such other place as the Payee may designate in writing), the sum of $207,450.00 together with interest thereon from April 28, 1999, on the unpaid principal at the rate of 10%.

Unpaid principal shall accrue interest at a rate of 10% annually until paid.

Promisor shall pay interest on the total principal amount in MONTHLY installments for SIXTY MONTHS beginning on May 15, 1999, payable by the fifteenth of each subsequent month thereafter.

All payments shall be applied to interest until April 28, 2004 (the "Due Date"), when the principal shall be due and payable in full. Thereafter, unless the principal is paid in full, Promisor shall be deemed in default of this Note, and any unpaid principal shall accrue interest at a rate of 15% annually until paid.
Notwithstanding the Foregoing, Promisor may pay the principal in full prior to the Due Date, with no further obligation to pay interest thereafter.

In the event Promisor fails to make any payment when due, is subject to receivership, causes to be made a general assignment for the benefit of creditors, or other wise causes Payee to become insecure, then the Payee shall be entitled to accelerate all sums due and owing under this Note, and require immediate payment if notification from Payee.

In the event Promisor defaults in any obligation under this Note, Promisor promises to pay, in addition to all other sums due, costs of collection, including reasonable attorneys' fees, whether or not legal action is commenced.
Legal action includes, without limitation, arbitration, trial and appeal, or any bankruptcy in which Promisor is involved.

In addition, the Promisor shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as payment of this
Note.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of
Washington. Any dispute under this note shall be brought solely within the courts of the Clark County, Washington, or if federal jurisdiction applies the
Western District of Washington.

Signed this 28th day of April, 1999.

Promisor

COMPETITIVE COMMUNICATIONS, INC.

By:/s/David Kline
   CEO

Exhibit 3.2(a)

                                  BILL OF SALE

("Seller"), for good and valuable consideration given pursuant to an Asset
Purchase Agreement dated April 28, 1999 (the "Purchase Agreement") between GST
Universal, Inc., and Competitive Communications, Inc. ("Purchaser"), the receipt and sufficiency of which consideration is hereby acknowledged, does hereby sell, assign, transfer and set over to Purchaser, in accordance with the Purchase
Agreement, all of Seller's right, title and interest in and to the Systems (as defined in the Purchase Agreement) and related equipment installed at the apartment complexes described on Schedule 4.7 attached hereto.

Date:  April 28, 1999.

SELLER:                 GST UNIVERSAL, INC.

                        By: _________________________________________
                            Joseph A. Basile. Jr., President and COE

                                       10

Exhibit 7.1(c)

                                     CONSENT

        This Consent is executed by John Sullivan ("Owner"), who is the Owner of the multi-family residential complex known as (the "Property"), located at 3300
Promontory Way, San Ramon, CA, the legal description of which is attached hereto as Exhibit A.

        GST Telecom Inc., a Delaware corporation ("Operator"), is the provider of telephone service to the Property under a Telephone Lease and Access Agreement dated November 1, 1996.

        Competitive Communications, Inc., a California corporation ("CCI") intends to acquire Operator's interest in Agreement and all of the assets of Operator which are part of or related to the telephone system on the Property, including all Operator's wiring, electronic devices, hardware and other equipment.

        Owner represents and warrants that as of the date hereof (a) the Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written; (b) Owner has not assigned, transferred or hypothecated the Agreement or any interest therein, except as described herein; and (c) no default or event exists with respect to the
Agreement that, with notice or the passage of time or both, would result in the termination of the Agreement. Owner irrevocably consents to the assignment by
Operator of its rights, title and interest in the Agreement to CCI.

DATED 4/13/1999.

                                           PROPERTY OWNER:

                                           By:_________________________________
                                                      Title

                                       11

Exhibit 7.1 (c)

                                     CONSENT

        This Consent is executed by BRE PROPERTIES, INC. ("Owner"), who is the owner of the multi-family residential complex known as ("the Property"), located as 1700 Promontory Terrace, San Ramon, CA 94583, the legal description of which is attached hereto as Exhibit A.

        GST Telecom Inc., a Delaware corporation ("Operator"), is the provider of telephone service to the Property under a Telephone Lease and Access Agreement dated November 1, 1996.

        Competitive Communications, Inc., a California corporation ("CCI") intend to acquire Operator's interest in the Agreement and all of the assets of the
Operator which are part of or related to the telephone system on the Property, including all Operator's wiring, electronic devices, hardware and other equipment.

        Owner represents and warrants that as of the date hereof (a) the Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written; (b) Owner has not assigned, transferred or hypothecated the Agreement or any interest therein, except as described herein; and (c) no default or event exists with respect to the
Agreement that, with notice or the passage of time or both, would result in the termination of the Agreement. Owner irrevocably consents to the assignment by
Operator of its right, tittle and interest in the Agreement to CCI.

DATED 4/8/1999.

                                    PROPERTY OWNER:

                                    By:________________________________________

                                       12

                              ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into and between GST
Universal, Inc., a Delaware corporation, and GST Telecom, Inc., a Delaware corporation.

Whereas, the property owners of Promontory Way and Promontory Terrace have each consented to the assignment of certain Telephone Lease and Access Agreements
(the "Consents") from GST Telecom Inc. to Competitive Communications, Inc.; and

Whereas, GST Telecom Inc. desires to assign said consents to GST Universal, Inc.
to complete a proposed transaction between GST Universal, Inc. and Competitive
Communications, Inc.

Therefore, the parties agree as follows:

1. GST Telecom Inc., hereby assigns all right, title and interest to that certain Consent for Promontory Terrace dated April 8, 1999, to transfer the
   Telephone Lease and Access Agreement dated November 1, 1996, to Competitive
   Communications, Inc., a California corporation.

2. GST Telecom Inc., hereby assigns all right, title and interest to that certain Consent for Promontory Way dated April 13, 1999, to transfer the
   Telephone Lease and Access Agreement dated November 1, 1996, to Competitive
   Communications, Inc., a California corporation.

AGREED TO BY THE PARTIED THIS 28th DAY OF APRIL, 1999.

GST TELECOM INC.

/s/ Joseph A. Basile
Joseph A. Basile, Jr., President and CEO

GST UNIVERSAL, INC.

/s/ Daniel Trampush
Daniel Trampush,. Chief Financial Officer

                                       13

                                  SCHEDULE 1.2

Leases, Easements and licenses to use real property an lease or personal property.

                                      NONE

                                       14

                                  SCHEDULE 4.5

                              Third Party Consents

1. The Telephone Right of Entry Agreements with respect to the Promontory
   Pointe Apartments and Promontory View Apartments require the consent of the owners for assignment.

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                                  SCHEDULE 4.7

                      Telephone Lease and Access Agreements

Two telephone and Television Lease and Access Agreements, dated November 1, 1996.

Promontory Pointe Apartments - 400 units

Promontory View Apartments - 306 units

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